UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 14, 2014

HEALTH ENHANCEMENT PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor Michigan   48320

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of Health Enhancement Products, Inc. (the “Company”) on October 14, 2014, shareholders: (1) elected elect five members of the board of directors, each to serve until the Annual Meeting of shareholders in 2015 and until his respective successor is elected and qualified; (2) approved an amendment to the Company’s Articles of Incorporation changing the name of the Company to Zivo Bioscience, Inc.; (3) approved (on an advisory basis) the compensation of the Company’s named executive officers; and (4) approved (on an advisory basis) whether an advisory vote on the compensation of our named executive officers should occur once every one, two or three years. Approximately 53% of our outstanding shares, exclusive of broker non-votes, were cast. The results of the voting are shown below.  In view of such voting results and other factors, the Company’s Board of Directors (“Board”) determined at its meeting on October 14, 2014, that the Company will hold advisory say-on-pay votes on a three year basis until the next required non-binding advisory vote on the frequency of shareholder votes on executive compensation.  The next required non-binding advisory vote regarding the frequency interval will be in six years, although an earlier vote regarding such frequency interval may be held at the Board’s discretion.

Proposal 1 – Election of Directors

Nominees	Votes For	Against	Abstentions	Broker Non-Votes
Thomas K. Cox	34,566,488	642,000	3,400	58,662,304
Nola E. Masterson	35,208,488	0	3,400	58,662,304
Philip M. Rice II	34,451,488	757,000	3,400	58,662,304
Christopher D. Maggiore	35,016,697	191,791	3,400	58,662,304
John B. Payne	35,208,488	0	3,400	58,662,304

Proposal 2 – Approval of an Amendment to the Company’s Articles of Incorporation Changing the Name of the Company to Zivo Bioscience, Inc.

Votes For	Against	Abstentions	Broker Non-Votes
93,013,070	507,069	354,053	0

Proposal 3 – Approval (on an advisory basis) of the Compensation of Named Executive Officers

Votes For	Against	Abstentions	Broker Non-Votes
26,902,722	6,896,013	1,413,153	58,662,304

Proposal 4 – Advisory Approval as to the Frequency of Having an Advisory Vote on the Compensation of Named Executive Officers

Every One Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
12,308,902	6,468,210	15,186,322	1,248,454	58,662,304

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH ENHANCEMENT PRODUCTS, INC.

Date:  October 16, 2014

By:

/s/ PHILIP M. RICE, II

Philip M. Rice, II

Chief Financial Officer

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